UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2007

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Charming Shoppes, Inc.
(Exact name of registrant as specified in its charter)

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Pennsylvania	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Winks Lane, Bensalem, Pa 19020
(Address of principal executive offices, including Zip Code

(215) 245-9100
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Charming Shoppes, Inc. and its subsidiaries (collectively, “Charming”) use asset securitization to fund the credit card receivables generated by their FASHION BUG®, CATHERINES®, PETITE SOPHISTICATE®, and CROSSTOWN TRADERS proprietary credit card programs.  These credit cards are issued by Spirit of America National Bank (the “Bank”), a wholly-owned subsidiary of Charming.  The receivables from the FASHION BUG, CATHERINES, and PETITE SOPHISTICATE credit card programs are transferred by the Bank to Charming Shoppes Receivables Corp. (“CSRC”), a wholly-owned subsidiary of Charming.  In turn, CSRC transfers such receivables to the Charming Shoppes Master Trust (the “Trust”).  U.S. Bank National Association acts as Trustee of the Trust pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of November 25, 1997 and heretofore amended (the “Pooling Agreement”), among CSRC, the Trustee, and Spirit of America, Inc. (“SOAI”) as Servicer.  SOAI is also a wholly-owned subsidiary of Charming.

On October 17, 2007, the Trustee, CSRC, and SOAI entered into an Amendment to the Pooling Agreement (the “Amendment”).  Among other things, the Amendment expands the eligibility of receivables for the Trust.  The amendment also requires CSRC to follow procedures for modifying the Trust or its assets which are intended to facilitate the maintenance of the Trust as a Qualified Special Purpose Entity (a “QSPE”) within the meaning of Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities–a replacement of FASB Statement No. 125.”

On October 17, 2007, the Trust issued $320 million of five-year asset-backed certificates (“Series 2007-1”) in a private placement under Rule 144A.  Of the $320 million of certificates issued, $289.6 million were sold to investors, and CSRC held $30.4 million as a retained certificated interest.  CSRC may in the future sell all or a portion of such retained certificate.  Of the certificates sold to investors, $203.5 million pay interest on a floating rate basis tied to one-month LIBOR, while the remaining $86.1 million of certificates were issued at fixed rates.  Concurrently with the issuance of Series 2007-1, the trust entered into a series of fixed-rate interest-rate swap agreements with respect to $174.7 million of the floating-rate certificates sold to investors.  The blended weighted-average interest rate on the swapped certificates is 6.39%.  The Trust also acquired an interest-rate cap with respect to $28.8 million of floating-rate certificates sold to investors.  The cap counterparty will make payments to the Trust when one-month LIBOR exceeds 10%.  The fixed-rate certificates were sold at a discount and carry a blended weighted average-yield of 6.43% and a blended weighted average coupon of 6.34%.

At the closing, the Trust used $35 million of the proceeds to fund receivables and to pay down other securitization series and placed the remaining proceeds of $285 million into a pre-funding cash account.

Charming currently has an agreement under which a third party provides a proprietary credit card sales accounts receivable funding facility for LANE BRYANT retail and outlet stores.  Upon termination of this agreement, Charming has the right to purchase the receivables allocated to the LANE BRYANT stores under such agreement and the related credit card accounts (the “LANE BRYANT Portfolio”).  Charming currently plans to exercise the option to purchase the LANE BRYANT Portfolio and assign the right to purchase the LANE BRYANT Portfolio to the Bank with closing on the purchase to occur on November 1, 2007 or as soon thereafter as is practicable.

Concurrently with the Bank’s acquisition of the LANE BRYANT Portfolio, it will sell the receivables therein to CSRC, and CSRC will transfer the receivables to the Trust.  The Trust will pay for the receivables by withdrawing proceeds of the Series 2007-1 Certificates from the pre-funding cash account.  It is estimated that approximately $220 million of such proceeds will be used for this purpose.  The remainder of the funds in the pre-funding cash account will provide financing for additional receivables, including receivables made available for financing by the amortization of the Series 2002-1 certificates issued by the Trust.  Series 2002-1 has been in amortization since July 2007 and is currently expected to be repaid in full by May 2008.

If the receivables included in the LANE BRYANT Portfolio are not transferred to the Trust prior to January 31, 2008, or if SOAI determines that the Bank’s acquisition of the LANE BRYANT Portfolio will not occur prior to such date, funds will be withdrawn from the pre-funding cash account in an amount equal to the lesser of $220 million or the amount remaining in the pre-funding cash account.  The funds withdrawn will be paid to the holders of the Series 2007-1 certificates as a principal repayment.

The Pooling Agreement and the 2007-1 Supplement thereto dated October 17, 2007 provide, among other things, that any receivables that fail to meet the eligibility requirements when transferred must be repurchased from the Trust.  Such documents also provide for customary representations and warranties, covenants, and indemnities, including provisions regarding the preservation of the interest of the Trustee in the receivables, the absence of adverse claims on the receivables, and the accuracy of information provided to investors.  The documents also provide for customary early amortization events that would require collection on the receivables to be allocated to the repayment of the Series 2007-1 certificates prior to the time originally scheduled for amortization.  The trustee may also sell receivables or exercise any other creditor’s remedies upon certain early amortization events, including insolvency of Charming, the Bank, CSRC or SOAI.  In addition, certain other events would cause the Trustee to hold proceeds of receivables which would otherwise be paid to CSRC as additional enhancement for Series 2007-1 certificateholders.  These events include failure of the Trust to meet certain financial performance standards.  As of October 17, 2007, the Trust was in compliance with all applicable financial performance standards.  These representations, warranties, covenants, indemnities, and other provisions are not intended to protect investors in the Trust against credit-related losses on the receivables.

Barclays Capital, Inc. (“Barclays”) was the initial purchaser of $260.8 million of the senior Series 2007-1 certificates pursuant to a Class A, Class M, and Class B Certificate Purchase Agreement among Barclays, CSRC, SOAI and Fashion Service Corp., the corporate parent of CSRC, the Bank, and SOAI.  This agreement provides for customary representations, warranties, covenants and indemnities by FSC and its subsidiaries.  Barclays from time to time engages in other transactions with, and provides investment banking services to, Charming and its affiliates, and is paid market fees in connection therewith.  In addition, Barclays, its affiliates, or funds, investment vehicles or other accounts advised by Barclays, own and may from time to time acquire or sell securities issued by Charming and its affiliates.

$28.8 million of mezzanine certificates were purchased pursuant to a Class C Certificate Purchase Agreement among the purchasers, CSRC, SOAI, and the Trustee.  This agreement contains customary provisions for agreements of this type, including provisions requiring the funding of a spread account from collections that would otherwise be available to CSRC, as well as customary representations, warranties, covenants, and indemnities.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Amendment dated as of October 17, 2007 to Second Amended and Restated Pooling and Servicing Agreement dated as of November 25, 1997 and heretofore amended among Charming Shoppes Receivables Corp. (“CSRC”), Spirit of America, Inc. (“SOAI”), and U.S. Bank National Association, as Trustee (“Trustee”).

10.2
Series 2007-1 Supplement dated as of October 17, 2007 to the Second Amended and Restated Pooling and Servicing Agreement dated as of November 25, 1997 and heretofore amended among CSRC, SOAI and Trustee.

10.3	Class A, Class M, and Class B Certificate Purchase Agreement dated as of October 10, 2007 among CSRC, SOAI, Barclays Capital, Inc. and Fashion Service Corp.

10.4	Class C Purchase Agreement dated as of October 17, 2007 among CSRC, SOAI, Trustee, Galleon Capital, LLC, and Clipper Receivables Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC. (Registrant)

Date: October 22, 2007	/S/ ERIC M. SPECTER
Eric M. Specter Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment dated as of October 17, 2007 to Second Amended and Restated Pooling and Servicing Agreement dated as of November 25, 1997 and heretofore amended among Charming Shoppes Receivables Corp. (“CSRC”), Spirit of America, Inc. (“SOAI”), and U.S. Bank National Association, as Trustee (“Trustee”).

10.2
Series 2007-1 Supplement dated as of October 17, 2007 to the Second Amended and Restated Pooling and Servicing Agreement dated as of November 25, 1997 and heretofore amended among CSRC, SOAI and Trustee.

10.3	Class A, Class M, and Class B Certificate Purchase Agreement dated as of October 10, 2007 among CSRC, SOAI, Barclays Capital, Inc. and Fashion Service Corp.

10.4	Class C Purchase Agreement dated as of October 17, 2007 among CSRC, SOAI, Trustee, Galleon Capital, LLC, and Clipper Receivables Company, LLC.